EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8 for the registration of shares of NBC Capital Corporation common stock in connection with the 2003 Long-Term Incentive Compensation Plan) of our report dated January 17, 2003, included in NBC Capital Corporation’s Form 10-K for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

/S/ T. E. LOTT & COMPANY

Columbus, Mississippi

June 18, 2003